Exhibit 10.2


LEASE

DATE:                            2001


PARTIES:


(1) PARFA LIMITED having its registered office at 20 Fitzwilliam Square, Dublin ("Landlord)

(2) CALIFORNIAN SOFTWARE BELGIUM LIMITED having its registered office at (___________________) ("Tenant")


1.   Definitions and interpretation

In the Lease:

1.1 "Building" means the building edged blue on the Plan numbered 1 attached hereto known as Carnmoney House, Edgewater Office Park, Edgewater Road, Belfast Harbour Estate, Belfast

1.2 "Property" means the part of the first floor of the Building described at clause 2.1 outlined in red on the Plan numbered 2 attached hereto

1.3 "Term" means the period of five years beginning on 29th June 2001 and ending on 28th June 2006

1.4  "Rent" means (pound) 15,000 per year plus VAT thereon

1.5  "Rent Commencement Date" means 29th September 2001

1.6  "Insurance Commencement Date" means 29th June 2001

1.7  "Service Charge Commencement Date" means 29th June 2001

1.8  "Tenant's Share" means 50 per cent

1.9  "Initial Provisional Service Charge" means(pound)390.50

1.10 "Adjoining Premises" means any nearby property in which the Landlord has or acquires during the Term a freehold or leasehold interest

1.11 "Common Parts" means all those parts of the Building that are provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them including for example the entrance, entrance halt and lobby serving the Building as outlined and hatched in blue on the Plan numbered 2 attached hereto

1.12 "Competent Authority" includes a government department any local regulatory public or other authority or a court of competent jurisdiction

1.13 "Conducting Media" includes all drains channels sewers flues conduits ducts pipes wires cables watercourses gutters culverts soakaways and other similar transmission media and installations and all fixings louvres cowls covers and other ancillary apparatus and references to


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     Conducting Media being "in" or "on" include Conducting Media in or under over or through the Property

1.14 "Estate" means Edgewater Office Park of which the Building forms part

1.15 "Independent Surveyor" means a member of the Royal institute of Chartered Surveyors (Northern Ireland Branch) in the absence of agreement between the parties appointed by the President for the time being of the Law Society of Northern Ireland

1.16 "Landlord" includes the person from time to time entitled to possession of the Property when this Lease comes to an end

1.17 "this Lease" includes (except where the contrary is indicated) any document supplemental or collateral to this document or entered into in accordance with its terms

1.18 "Losses" includes all liabilities incurred by the Landlord all damage and loss (0ther than economic and/or consequential loss) suffered by it and all damages awarded against it all claims demands actions and proceedings made or brought against it and all costs disbursement and expenses incurred by it

1.19 "1996 Order" means The Business Tenancies (Northern Ireland) Order 1996

1.20 "Other Buildings" means any building or other structure now erected on the Adjoining Premises or erected on the Adjoining Premises during the Term

1.21 "Outgoings" includes rates taxes assessments impositions duties levies charges and other outgoings of any type but excluding any tax imposed on the Landlord in respect of the receipt of Rent or other payment made by the Tenant under this Lease or on any disposition or dealing with or the ownership of the reversion of this Lease

1.22 "Plan" means the plan or plans annexed to this Lease

1.23 "Planning Orders" means the Planning (NI) Order 1992, the Planning Order
     (NI) 1991, Planning (Hazardous Substances) Regulations (NI) 1993 and the Planning (General Development) Order (NI) 1993 and other legislation relating to planning and any statutory modification or re-enactment of such legislation for the time being in force and any order regulation permission consent and direction made or issued under any such legislation.

1.24 "Plant" means all apparatus machinery and equipment within the Building from time to time including (for example) boilers items relating to mechanical ventilation heating and cooling and closed circuit television systems but not anything the maintenance of which is the direct responsibility of any tenant within the Building

1.25 "Superior Lease" means the Lease under which the Landlord holds the Property dated 21st June 1999 and made between (1) Tactical Properties (NI) Limited, (2) Edgewater Office Park Limited and (3) Parfa Limited

1.26 "Tenant" includes the person from time to time in whom the tenant's interest under tills Lease is vested


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1.27 "Utilities" means electricity gas water sewage telecommunications and data

1.28 "VAT" means value added tax and any tax of a simi1ar nature substituted for it or in addition to it

1.29 references:

     1.29.1 to a particular statute or part of it ("statutory reference") include (except where the contrary is indicated) any relevant derivative legislation and refer to that statutory reference as it may have been extended modified amended or re-enacted by the date upon which its construction is relevant for the purposes of this Lease and not as originally enacted or as at the date of this Lease

     1.29.2 generally to "statute" or "statutes" include derivative legislation and any Regulation or other legislation of the European Community that is directly applicable in the United Kingdom and incLude existing statutes and those that come into effect during the Term

      1.29.3 to "parties" or "party" mean the Landlord and the Tenant or either of them

     1.29.4 to the expiry of the Term or to the last year of the Term are (subject to clause 17.7) to the end of the Term and the last year of the Term however the Term comes to an end whether by effluxion of time or in any other way including (for example) determination by forfeiture

     1.29.5 to the base lending rate are to the base lending rate of First Trust Bank in Northern Ireland or if it has been abolished to the equivalent rate that has replaced it or if none to the rate of interest most comparable with the base lending rate determined in the absence of agreement between the parties by the Landlord's surveyor acting reasonably and professionally

1.30 any consent of the Landlord must be in writing and signed by or on its behalf if it is to be effective under this Lease

1.31 where the consent of the Landlord is required it may be given subject to any necessary further consent being obtained from a superior landlord and nothing in this Lease implies that this further consent may not be unreasonably withheld although the landlord will use all reasonable endeavours to obtain such consent(s)

1.32 whenever the Landlord or the Tenant consists of more than one person any ob1igation of or to that party is of or to those persons separately all together or in any combination

1.33 whenever this Lease provides for questions to be referred to or determinations to be made by the Landlord's surveyor the provisions of clause 17.11 apply

1.34 words importing one gender include all genders

1.35 any covenant by the Tenant not to do any act or thing includes an obligation not to allow that act Or thing to be done


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1.36 the  headings  are for  locating  references  in the text and are not to be taken into account in interpretation


2.   Demise

2.1 The Landlord demises to the Tenant the part of the Building referred to in Clause 1.2 shown for the purpose of identification only edged red on the Plan numbered 2 including:

     2.1.1 the paint paper and other decorative finishes applied to the interior of the external walls and columns of the Building but not any other part of the external walls and columns

     2.1.2     the floor finishes but nothing below them

     2.1.3 the ceiling finishes and any suspended ceilings but nothing above the ceiling finishes

     2.1.4     any non-load-bearing internal walls wholly within the Property

     2.1.5 the inner half of the internal non-load-bearing walls dividing the Property from other parts of the Building

     2.1.6     the doors and windows and the door and window frames

     2.1.7     all additions and improvements

     2.1.8     all fittings installed by the Landlord

     2.1.9 all fixtures (whether or not fixed to the property at the commencement of the Term) except any installed by the Tenant that can be removed without defacing the Property

     2.1.10 any Conducting Media wholly in the Property that exclusively serve the Property


TO HOLD the same unto the Tenant for the Term.

3. Rights

3.1  The Landlord grants to the Tenant;

     3.1.1 the right insofar as the Landlord is able to grant same to use the Common Parts for all proper purposes in connection with the use and enjoyment of the Property including (for example) to pass to and from the Property

     3.1.2 the right insofar as the Landlord is able to grant same to pass to and from the Property along the roads within the Estate with or without vehicles of any description for all purposes connected with the use and enjoyment of the Property but not to park or except in an emergency to stop on them

     3.1.3 the right subject to temporary interruption for repair alteration or re-placement to the transmission of Utilities to and where appropriate from the Property through the Conducting Media now in the Building that serve the Property (the Landlord using all reasonable endeavours to repair alter or replace same as soon as reasonably possible)


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     3.1.4     the right of support and protection for the Property that is now enjoyed from the Building

     3.1.5 the right in an emergency to pass through any parts of the remainder of the Building that have been designated by the Landlord from time to time in accordance with any regulation or requirement of the fire officer or other Competent Authority

     3.1.6 the sole right to use Four (4) parking spaces in the car park serving the Building designated by the Landlord from time to time ("the Parking Area") for the parking of one private motor car in each space Together with the right in common as aforesaid to use the car parking areas situate within the Estate which are not allocated for the sole use of any other person or company

     3.1.7 the right to display on a notice board provided by the Landlord and prominently displayed in the entrance hall of the Building the Tenant's name and any other details approved by the Landlord in a form and manner approved by the Landlord and consistent with existing signage (such approval not to be unreasonably withheld or delayed)

     3.1.8 the right to display in an appropriate manner immediately outside the mainenance of the Property a notice indicating the name of the Tenant and all companies whose registered office is the Property in a form and manner approved by the Landlord (such approval not to be unreasonably withheld),

3.2 The rights mentioned in clauses 3.1.1. 3.1.2, 3.1.5 and 3.1.6 may also be exercised by any person expressly Or by implication authorised by the Tenant but only for proper purposes connected wIth the use or enjoyment of the Property

3.3 All the rights mentioned in clauses 3.1.1 and 3.1.3 to 3.1.5 may also be exercised by the Landlord and by any person authorised by the Landlord and by any person who is or who becomes entitled to use them


4.   Exceptions

The following are excepted and reserved in favour of the Landlord (and may also be exercised by any person authorised by the Landlord or by any person who is or who becomes entitled to exercise them);

4.1 the right to the transmission of Utilities from and to the remainder of the Building and the Adjoining Premises through the Conducting Media that are now or may during the Term be on the Property

4.2 the right at convenient times to both parties and upon reasonable written notice (except in cases of emergency) to enter the Property for any of the purposes mentioned in c1ause l2.4.1

4.3 the right to erect scaffolding for altering refurbishing refitting repairing or c1eaning the Building and Other Buildings even if this scaffolding temporarily restricts the use and enjoyment of the Property by the Tenant (the Landlord using all reasonable endeavours to complete such works as soon as reasonably possible)

4.4 the right to build upon alter rebuild develop or use the Adjoining Premises even if this affects the light and air coming to the Property or causes nuisance damage annoyance or inconvenience to the Tenant or occupier of the Property by noise dust vibration or otherwise provided that the Landlord uses all reasonable endeavours to complete such works as soon as reasonably possible and makes good any damage caused using all reasonable endeavours to avoid undue business interruption having due regard to the Tenant's user of the Property.

4.5 the right to alter refurbish refit and repair the Building or to raise the height of the Building even if this affects the light and air coming to the Property or causes nuisance damage annoyance or inconvenience to the Tenant or occupier of the Property by noise dust vibration or otherwise provided that the Landlord uses all reasonable endeavours to complete such works as soon as reasonably possible and makes good any damage caused using all reasonable endeavours to avoid undue business interruption having due regard to the Tenants user of the Property

4.6 the right in an emergency to pass through the Property in accordance with any regulation or requirement of any Competent Authority

4.7 the right of support and protection from time to time enjoyed by other parts of the Building

4.8 all things which are excepted or reserved by the Superior Lease or any lease superior to it.


5.   Rent

The Tenant covenants with the Landlord to pay the Rent without any deduction or set-off by equal quarterly payments in advance on the usual quarter days and:

5.1 the first payment is for the period beginning on the Rent Commencement Date and ending on the day before the next quarter day

5.2  the first payment is due on the Rent Commencement Date

5.3 Rent for a period of less than a year is to be apportioned on a daily basis (5.4) if required in writing by the Landlord the Tenant must make these payments by banker's order or direct transfer to any bank and account in the United Kingdom that the Landlord may nominate


6.   Repair cleaning and decoration

The Tenant covenants with the Landlord:

6.1 to keep the Property in repair but the Tenant need not do so where the disrepair is caused by

     6.1.1 a risk against which the Landlord has covenanted in this Lease to insure or by any additional risk against which the Landlord has insured except where the insurance money is irrecoverable through an act or omission of the Tenant or any person deriving title under the Tenant


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     6.1.2     an event for which criminal damage compensation may be payable

     6.1.3     fair wear and tear

6.2  to replace any of the fixtures which become beyond repair during the Term

6.3 to clean the Property and keep it clean and tidy and to clean the interior of the windows and window frames in the Property at least once a month

6.4 not to cause the Common Parts or any other area abutting the Property to be untidy


6.5 so often as is reasonably necessary to maintain the high quality of the appearance of the Property and, in any event, in the last year of the Term, howsoever the same may arise, to redecorate the interior of the Property in a good and workmanlike way and with appropriate materials of good quality to the reasonable satisfaction of the Landlord and to obtain the Landlord's approval (such approval not to be unreasonably withheld or delayed) of any change in the colours on each redecoration


7.   Alterations

     The Tenant covenants with the Landlord:

7.1  not to unite the Property with any adjacent property

7.2  not to make any addition or structura1 alteration to the Property

7.3 before installing any internal demountable partitions at the Property to obtain the approval of the Landlord to the use of that type of partitioning and the subsequent installation repositioning or removal of internal demountable partitions of a type approved by the Landlord will not be a breach of the preceding clause

7.4 at the expiry of the Term and if requested by the Landlord to remove any internal demountable partitions and any addition or alteration made to the property and to mike good where the Property has been damaged by the removal

7.5 not to connect with any Conducting Media which serve the Property unless it has obtained the approval of the relevant authority and the Landlord (the Landlord's approval not to be unreasonably withheld or delayed)

7.6 not to make any alteration or addition to the electrical installation at the Property or to connect any apparatus to the installation that might endanger or overload it



8.   Use

     The Tenant covenants with the Landlord:

8.1 not to use the Property except as offices and (for example) not to use the Property or any part of it as residential accommodation nor to keep any animal on it

8.2 not to do any act or allow to remain upon the Properly any substance or article which may constitute a nuisance or which may cause inconvenience disturbance or injury or annoyance to the Landlord or the occupiers of other parts of the Building or cause damage to the Building

8.3 not to use the Property for any dangerous noisy or offensive occupation or for any illegal or immoral purposes

8.4 to use the Parking Area only for parking not more than one vehicle in each of the designated bays and not (for example) to keep on the Parking Area any materials equipment bins crates boxes or any skip or other receptacle for refuse or any caravan or temporary building

8.5 not to discharge into any Conducting Media in or that serve the Building any substance that may obstruct them or cause damage or danger or any noxious poisonous or radioactive matter or anything likely to pollute or contaminate

8.6  not to overload the Property

8.7 not to leave the Property continuously unoccupied for more than a month without notifying the Landlord and providing such security arrangements as the Landlord and the insurers reasonably require

8.8 to employ for cleaning the Property a firm or company approved by the Landlord and no other firm or company (such approval not to be unreasonably withheld)

8.9 not to place anything outside the Property or cause any obstruction of the Common Parts

8.10 not to place on the windows of the Property so as to be visible from the outside of the Property any notice sign sticker or advertisement

8.11 not to interfere with the heating of the Building or to impose an additional load on any heating plant in the Building

8.12 to operate the heating equipment in the Property in accordance with reasonable regulations made by the Landlord from time to time

8.13 not to play or use at the Property any equipment that is audible in the Common Parts or outside the Building

8.14 to comply with the requirements of the supply authority with regard to the electrical wiring installation and equipment in the Property and not to overload them

8.15 to comply with all reasonable regulations made by the Landlord from time to time for the management of the Building in accordance with the principles of good estate management but nothing in them may purport to vary this Lease and if there is any inconsistency between the terms of this Lease and the regulations this Lease will prevail

9.   Planning

The Tenant covenants with the Landlord:

9.1 not to commit any breach of planning control and to comply with the Planning Orders in relation to the Property except in respect of any non-conformance with the Planning Orders as at the date of this Lease

9.2 not to make any application for planning permission iii relation to the Property


10.  Alienation

The Tenant covenants with the Landlord:

10.1 except to the extent permitted under the subsequent provisions of this clause not to:

     *    part with possession of the Property or any part of it

     *    permit another to occupy the Property or any part of it

     *    share the occupation of the Property or any part of it

     *    hold the Property or any part of it on trust for another

10.2 not to assign underlet or charge part only of the Property

10.3 not to assign underlet or charge the whole of the Property (save by way of floating charge) without the consent of the Landlord such consent not be unreasonably withheld or delayed where the Tenant has complied with the appropriate provisions of clauses 10.4-l0.7

10.4 to procure that any assignee enters into covenants with the Landlord to observe all the Tenant's covenants and all the other provisions of this Lease during the residue of the Term

10.5 on an assignment to a limited company and if the Landlord reasonably requires to procure that at least two directors of the company or some other persons acceptable to the Landlord (such acceptance not to be unreasonably withheld) enter into covenants with the Landlord guaranteeing the performance of the assignee in such form as the Landlord reasonably requires

10.6 in relation to every underlease to ensure that;

     10.6.1 it is granted without a fine or premium at a rent no lower than the then open market rent approved by the Landlord (such approval not to be unreasonably withheld)

     10.6.2 the rent is payable quarterly in advance on days no later than the days when rent is payable under this Lease

     10.6.3 it contains provisions approved by the Landlord (such approval not to be unreasonably withheld or delayed):

               10.6.3.1 for the upwards-only review of the rent in such form as the Landlord reasonably requires or approves

               10.6.3.2 for the rent to be reviewed on such dates approved by The Landlord

               10.6.3.3 prohibiting the undertenant from doing or allowing any act or thing in relation to the Property inconsistent with or in breach of the provisions of this Lease

               10.6.3.4 for re-entry by the under landlord on breach of any covenant by the undertenant

               10.6.3.5 imposing an absolute prohibition against all dealings with the Property other than an assignment or charge of the whole

               10.6.3.6 prohibiting any assignment or charge of the whole of the Property without the consent of the Landlord under this Lease

               10.6.3.7 prohibiting the undertenant from parting with possession or permitting another to share or occupy or hold on trust for another the Property or any part of it

               10.6.3.8 imposing in relation to any permitted assignment the same obligations for consent and registration with the Landlord as are in this Lease in relation to dispositions by the Tenant

10.7 before any permitted underletting to procure that the undertenant enters into covenants with the Landlord to the same effect as those required of an assignee

10.8 in relation to any permitted underlease:

     10.8.1 to enforce the observance by every undertenant of the provisions of the underlease and not at any time to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld) to vary the terms of any permitted underlease

     10.8.2 not to agree any reviewed rent with the undertenant without the approval of the Landlord such approval not to be unreasonably withheld or delayed

     10.8.3 not to agree any appointment of a person as the third party determining the revised rent without the approval of the Landlord such approval not to be unreasonably withheld

     10.8.4 to incorporate as part of its representations to that third party representations reasonably required by the Landlord

     10.8.5 to give the Landlord details of every rent review within twenty-eight days of its 0utcome

10.9 within twenty-one days of any assignment charge underlease or any transmission or other devolution relating to the Property to produce for registration with the Landlord's solicitor a certified copy of any relevant document and to pay the Landlord's solicitor's reasonable charges for registration of at least(pound)25


11   Underlease Covenants

The Tenant covenants with the Landlord:

11.1 to observe the covenants on the part of the lessee and the conditions contained in the Superior Lease (other than the payments of rent) and in any lease superior to it so far as they relate to the Property

11.2 not to omit or allow anything which might cause the Landlord to be in breach of the Superior Lease and any lease superior to it or which if done omitted or allowed by the Landlord might be a breach of the covenants on the part of the Lessee or the conditions contained in the Superior Lease

11.3 to pay as rent to the Landlord the Tenant's Share of the service charge payable from time to time by the Landlord under the Superior Lease

11.4 to permit the Landlord upon reasonable written notice (except in emergency) to enter the Property for any purpose that is in the reasonable opinion of the Landlord necessary to enable it to comply with the Covenants on the part of the Lessee and the conditions contained in the Superior Lease.

11.5 to permit any superior landlord and it persons authorised by any superior landlord to enter the Property for the purposes specified and upon the terms contained in the Superior Lease or in any lease superior to it as if the provisions in those documents dealing with the lessor's access to the Property were incorporated into this Lease


12.  Tenant's other covenants

Tenant covenants with the Landlord:

12.1 Outgoings
     ---------

     12.1.1    to pay and to indemnify the Landlord against:

     12.1.2 all Outgoings which now or during the Term are charged assessed Or imposed on the Property or on its owner lessor lessee or occupier

     12.1.3 the Tenants Share of all Outgoings which now or during the Term are charged assessed or imposed on the Building (except where these are recovered under clause 15)

12.2 Supplies
     --------

     12.2.1 where a separate supply is provided to the Property to pay the supplier and to indemnify the Landlord against all charges for Utilities and other supplies consumed on the Property and to pay all equipment rents

     12.2.2 where supply charges are made in reLation to the Building (including, for example the supply of gas for heating purposes) to indemnify the Landlord against the Tenants Share of said charges (except where these are recovered under clause 15)

l2.3 VAT
     ---

     12.3.1 to pay to and indemnify the Landlord against any VAT that may be chargeable on the Rent or any other payment made by the Tenant under this Lease addition to the Rent or other payment (VAT being recoverable as if it were rent where it is charged on Rent or on a payment that is either reserved as additional rent or that this Lease provides is recoverable as if it were rent)

     12.3.2 whenever the Tenant has agreed in this Lease to reimburse the Landlord for a payment made by the Landlord to reimburse the Landlord in addition for any VAT paid by the Landlord on that payment unless the VAT is recovered by the Landlord

12.4 Access of Landlord and notice to repair
     ---------------------------------------

     12.4.1 to permit the Landlord and all persons properly authorised by the Landlord in writing at convenient times to both parties and on reasonable written notice (except in an emergency) to enter the
               Property:

               12.4.1.1 to establish if the provisions of this Lease have been observed

               12.4.1.2 to view the condition of the Property the Building the Conducting Media and the Plant

               12.4.1.3 to alter the Building the Conducting Media and the Plant and to install additional Conducting Media and Plant

               12.4.1.4       to carry out the Services

               12.4.1.5       to take schedules and inventories

               12.4.1.6 to exercise any right granted or reserved to the Landlord by this Lease

               12.4.1.7 for any proper purpose connected with the insurance of the Building the review of the Rent or the renewal of this Lease

               12.4.1.8 for any reasonable and proper purpose connected with the management of the Building

               12.4.1.9 to give to the Tenant (or to leave at the Property) a notice:

                              *  specifying any breach of covenant by the Tenant

                              * specifying any work carried out in breach of the provision of this Lease

                              * requiring the Tenant immediately to remedy the breach and to reinstate the Property

     12.4.2 immediateLy to repair clean and decorate the Property or to carry out other work as required by the notice

     12.4.3 to allow the Landlord and all persons authorised in writing by the Landlord to enter the Property by prior arrangement to carry out the work that is needed to comply with the notice and to pay to the Landlord the cost of doing so within twenty one days of the Landlord having completed such work and of a written demand thereafter if:

               12.4.3.1 within thirty days of service of the notice the Tenant has not both begun and then continued the work referred to in the notice or

               12.4.3.2 the Tenant fails to complete the work as soon as reasonably practicable after service of the notice


12.5 Signs
     -----

If requested by the Landlord to display a sign showing the Tenant's trading name of a size and kind approved by the Landlord (such approval not to be unreasonably withheld) at a point or points in the Common Parts or on the exterior of the Building as reasonably specified by the Landlord


12.6 Statutes notices and orders
     ----------------------------


     12.6.1 to comply with every statute and any notice or order from a Competent Authority that relates to the Property or any substance or article on the Property and whether applicable to the Tenant or the owner lessor lessee or occupier of the Property except that nothing in this Clause shall make the Tenant liable for any non compliance with any of same existing as at the date of this Lease

     12.6.2 to produce as soon as reasonably practicable to the Landlord a copy of any such notice or order that is served on the Property or the Tenant

     12.6.3 at the request and expense of the Landlord to make or join with the Landlord in making any reasonable representations that the Landlord reasonably considers appropriate or otherwise contesting any proposal of a Competent Authority that re1ates to or includes the Property

12.7 Equipment
     ---------

     12.7.1 not to install or use on the Property any equipment which causes noise or vibration detectable outside the Property or damage to the Property the Building Plant or Conducting Media

     12.7.2 to keep all equipment on the Property properly maintained to renew all parts when recommended or necessary and to ensure that the equipment is properly operated

12.8 Defective premises
     ------------------

     12.8.1 to give notice as soon as practicable after becoming aware of same to the Landlord of any defect in the Property which might give rise to liability or duty on the Landlord

     12.8.2 to display all notices relating to the Property which the Landlord may reasonably require

12.9 Encroachments
     -------------

     12.9.1    not to stop up darken or obstruct any windows at the Property

     12.9.2 to take all reasonable steps to prevent any encroachment or easement being made or acquired over the Property and to give notice to the Landlord as soon as reasonably practicable if any is attempted

12.10 Evidence of compliance
      -----------------------

If required to produce to the Landlord such evidence as the Landlord may reasonably and properly require to satisfy itself that the provisions of this Lease have been complied with

12.11 Indemnity
      ---------

to be responsible for and to keep the Landlord indemnified against all Losses resulting directly or indirectly from any breach by the Tenant of the provisions of this Lease

12.12 Keyholders
      ----------

to ensure that at all times both the Landlord and the local police are aware of the name address and home telephone number of at least two keyholders of the Property

12.13 Interest
      --------

     12.13.1 to pay interest at a yearly rate of 3% above First Trust Bank base lending rate from time to time on any Rent or other sum payable under this Lease that is not paid on its due date

     12.13.2 to pay this interest from the due date to the date of payment (both before and after any judgment) calculated on a daily basis (and compounded with rests on the usual quarter days) but nothing in this clause entitles the Tenant to withhold or delay any payment or affects the rights of the Landlord in relation to non-payment

 12.14  Landlord's costs
       ----------------

     12.14.1 to pay to the Landlord on an indemnity basis all reasonable and proper costs and other expenses incurred by the Landlord in relation to:

               12.14.1.1 every application made by the Tenant for consent whether it is granted refused offered subject to any qualification or withdrawn

               12.14.1.2      the preparation and service of a notice under
                              Section 14 of the Conveyancing Act 1881 even if forfeiture is avoided otherwise than by a court order

               12.14.1.3 the recovery of Rent or other sums due from the Tenant

               12.14.1.4 enforcing or requiring the Tenant to remedy a breach of the provisions of this Lease

               12.14.1.5 any steps taken in connection with the preparation and service of a schedule of dilapidations during or within 3 calendar months of the expiry of the Term

12.15 Sale of reversion
      -----------------

to permit at reasonable times upon reasonable notice agents or prospective buyers of any interest superior to this Lease to view the Property provided they are authorised by the Landlord or its agent and to permit the Landlord or any superior landlord to fix on the Property a notice or board indicating that an interest superior to this Lease is for sale (so, however, that such notice shall not in any way materially affect Tenants enjoyment and use of the Property)

12.16 Re-letting
      -----------

to permit the Landlord or its agent at any time during the last six months of the Term to fix upon any appropriate part of the Property a notice or board indicating that the Property will be available for letting and during that period to permit persons with the authority of the Landlord or its agent to view the Property after reasonable notice and provided that notice or board shall not materially interfere with the Tenant's use and enjoyment of the Property

12.17 Yield up
      --------

at the expiry of the Term:

     12.17.1 to yield up the Property decorated and repaired in accordance with and in the condition required by the provisions of this Lease

     12.17.2   to give up all keys of the Property to the Landlord

     12.17.3 to remove the Tenant's fittings (if requested by the Landlord) and all signs erected by the Tenant in the Common Parts or on the exterior of the Building and to make good any damage caused by the removal

12.18 Criminal Damage
      ---------------

In the event of a claim arising pursuant to the Criminal Damage (Compensation)
(NI) Order 1977 or any statutory modification or re-enactment thereof in respect of Losses incurred by the Landlord in respect of the Building to provide without delay all reasonable assistance to the Landlord in maximising its claim for compensation.

13   Landlord's covenants

The Landlord covenants with the Tenant

13.1 Quiet enjoyment
     ---------------

to permit the Tenant to hold the Property peaceably and without any interruption by the Landlord or any person claiming under or in trust for the Landlord

13.2 Exercising rights
     -----------------

in exercising the rights involving entry to the Property to cause (and to ensure that those exercising the rights on its behalf cause) as little damage as is reasonably practicable to the Property and to make good any damage thereby caused and to cause as little nuisance and inconvenience as possible

13.3 Superior Lease
     --------------

to pay the rent reserved by arid perform and observe the covenants and conditions contained in the Superior Lease

14.  Insurance

14.1 Landlord's convenants
     ---------------------

     The Landlord covenants with the Tenant:

     14.1.1 to insure the Building against damage caused by fire lightning explosion aircraft (or other aerial device) or articles falling from then, riot civil commotion malicious persons act or terrorism earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus impact by mechanically propelled vehicles and any other risks that the Landlord may decide although:

               14.1.1.1 the obligation to insure against any particular risk is subject to insurance for that risk being ordinarily available from a reputable insurer for the Building and

               14.1.1.2 this insurance will be subject to any exclusions conditions and excesses that the insurer requires


     14.1.2 to effect this insurance with a reputable insurance company or with reputable underwriters and through any agency that the Landlord may from time to time reasonably decide

     14.1.3 that this insurance will be for the full cost of reinstatement including (for example);

               * temporarily making the Building safe and protecting any adjoining structures

               *    debris removal demolition and site clearance

               * obtaining planning and all other statutory and other consents

               *    architects' surveyors' and other fees

               * complying with the requirements of any statutes or of any Competent Authority any VAT that may be payable on or in respect of any of these costs and fees

     14.1.4 to produce to the Tenant on demand reasonable evidence of the terms of the policy and of payment of the last premium

     14.1.5 to notify the Tenant of any change in the risks covered by the policy

14.2 Tenant's covenants
     ------------------

The Tenant covenants with the Landlord:

     14.2.1 to pay as rent to the Landlord within fourteen days of a demand and (if so demanded) in advance of the date of renewal (but not more than 28 days in advance) sums equal to:

               14.2.1.1 the Tenant's Share of the premiums paid or to be paid by the Landlord for insuring the Building in accordance with its obligations in this Lease and the whole of any increased premiums required as a result of the Tenant's use of the Property or anything brought onto the Property by the Tenant

               14.2.1.2 the premiums paid or to be paid by the Landlord for insuring for three years' loss of rent under this Lease

               14.2.1.3 the Tenant's Share (or such other percentage that is properly attributable to the Property to be determined in the absence of agreement by the Landlord's surveyor) of the premiums paid or to be paid by the Landlord for any third parry liability including public and property owner's and employer's liability in respect of the Building against which the Landlord may at any time reasonably and properly insure

     14.2.2 to pay the proportion of the sum referred to in clause 14.2.1 for the period beginning on the Insurance Commencement Date and ending on the day immediately before the next renewal date on the grant of this Lease or if later on the Insurance Commencement Dare or when demanded

     14.2.3 to give notice to the Landlord of any matters (whether existing or that arise during the Term) that a prudent insurer might treat as material in deciding whether or on what terms to insure or to continue to insure the Building


     14.2.4 to comply with all the requirements and recommendations of the insurer and the fire officer

     14.2.5 not to do or omit anything that could cause the insurance effected under clause 14.1 to become void or voidable wholly or in part and if the Building is destroyed or damaged by a risk against which the Landlord has covenanted in this Lease to insure and the insurance money is wholly or partly irrecoverable by reason solely or in part of any act or omission of the Tenant or anyone claiming tide under the Tenant to pay to the Landlord the whole or where appropriate the irrecoverable part of the cost of reinstatement

     14.2.6 not to do or omit anything that could cause any additional or increased premiums to become payable unless the Tenant has previously obtained the approvals of the Landlord and the insurer the approval of the Landlord not to be unreasonably withheld

     14.2.7 not to bring or store on the Property anything which is explosive or specially combustible

     14.2.8 to keep the Property supplied with the equipment for the detection and fighting of fire that is reasonably required by the Landlord or that the insurer or Competent Authority may require and to maintain this equipment in working order and to the satisfaction of the insurer or the fire officer and to the reasonable satisfaction of the Landlord and at least once every six months to have this equipment inspecting by a competent person but nothing in this clause shall render the Tenant liable to expend capital sums on effecting any improvement to the Property other than where such improvement arises from any requirement associated with the Tenant's user of the Property

     14.2.9 not to obstruct the access to any fire equipment or the means of escape from the Property or to lock any fire door while the Property is occupied

     14.2.10 to give notice to the Landlord as soon as reasonably practicable after any event happens against which the Landlord may have insured under this Lease

     14.2.11 to do nothing to prejudice any claim made by the Landlord or to prevent or impede any reinstatement being carried out by the Landlord under clause 14.4.1.4

14.3 Suspension of Rent
     ------------------

     14.3.1 "Insured Damage" means that the Building is destroyed or damaged by any risk against which the Landlord has covenanted in this Lease to insure or by any additional risk against which the Landlord has insured or by which compensation is payable under the Criminal Damage (Compensation) (NI) Order 1977 or any statutory modification or re-enactment thereof and payment of the insurance money or compensation is not refused wholly or in part as the result of an act or omission of the Tenant or any person deriving title under the Tenant

     14.3.2 Whenever Insured Damage occurs and the Property or any part of it is unfit for use or access to and enjoyment thereof is not available the Rent insurance rent and Service Charge (or a fair proportion of them according to the nature and extent of the damage) will not be payable until the Property is (or the affected parts are) again fit for use and the proportion will be determined (in the absence of agreement) by an Independent Surveyor

14.4 Reinstatement
     -------------

     14.4.1    Whenever Insured Damage occurs the Landlord covenants with the
               Tenant:

               14.4.1.1 immediately to notify the insurer and/or Competent Authority (as appropriate) of the damage and to claim all sums due under the insurance policy and/criminal damage compensation scheme, as appropriate

               14.4.1.2 to use all reasonable endeavours to procure the payment by the insurer and/or the Competent Authority of all sums properly due under the insurance policy and/or criminal damage compensation scheme (as appropriate) at the time and in the manner required by the policy and/or scheme

               14.4.1.3 to apply for and use all reasonable endeavours to obtain all planning permissions building regulation consents and other consents and licences that are required to enable the Landlord to reinstate ("the Permissions")

               14.4.1.4 to apply all insurance/compensation money received (except sums for loss of rent) in reinstating the Building as soon as the Permissions have been obtained or immediately where no Permissions are required

     14.4.2 The Landlord need not reinstate while prevented by any of the following:

               14.4.2.1 failure by the Landlord to obtain the Permissions despite using all reasonable endeavours

               14.4.2.2 the grant of any of the Permissions subject to a lawful condition with which it would be unreasonable to expect the Landlord to comply or the planning authority's insistence that as a pre-condition to obtaining any of the Permissions the Landlord must enter into an agreement with the planning authority that would contain a term with which it wou1d be unreasonable to expect the Landlord to comply

               14.4.2.3 some defect in the site upon which the reinstatement is to take place so that it could not be undertaken or undertaken only at excessive cost

               14.4.2.4 war act of God government action strike lock-out or any other similar circumstance beyond the control of the Landlord

14.5 Termination
     -----------

     14.5.1 Whenever Insured Damage occurs and the Property or any part of it is still unfit for use or access to and enjoyment thereof is still not available one year after the date upon which it first became unfit either party may for so long as the Property or part remains unfit serve on the other a notice referring to this clause whereupon this Lease will immediately come to an end

     14.5.2 Termination under the preceding clause will not affect any rights that either party may have against the other (including for example any that the Tenant may have for breach by the Landlord of clause 12.4.1) and all insurance money received in respect of the Building will belong to the Landlord

15  Services and service charge

The Landlord covenants with the Tenant:


     15.1.1 to repair (and whenever the Landlord acting reasonably and in the interests of economy regards it as necessary in order to repair to replace or renew parts of) maintain, clean and decorate the exterior and structure of the Building including (for example):

               *    the roofs and foundations

               *    the load-bearing walls and columns

               *    the external walls including the cladding

               *    the floors and ceilings

               *    all other structural parts

                but excluding the finishes applied to the internal walls ceilings and floors in the Lettable Areas

     15.1.2 to repair the 0uter half of all non-load bearing walls that separate the Lettable Areas from the Common Parts

     15.1.3 to contribute to the maintenance, repair, cleaning, decorating and lighting of the Common Parts in accordance with its obligations as contained in clause 1 (6) (b) of the Superior Lease (other than any amount recoverable under cLause 15.3.4.7)

     15.1.4 to maintain clean overhaul service and (whenever the Landlord considers it appropriate) renew or replace and where appropriate to insure the Plant and the Conducting Media in or that serve the Building but not nay that are the direct responsibility of any tenant within the Building

     15.1.5 to clean the exterior of all windows and window frames in the Building and the interior of all windows and window frames not within Lettable Areas

     15.1.6 to supply maintain service and keep in good condition and (whenever the Landlord considers it appropriate) to renew or replace all fixtures fittings furnishings bins receptacles tools appliances equipment door furniture carpet and other things That the Landlord may deem desirable for performing the Services or for the appearance or upkeep of the Building other than in the Lettable Areas

     15.1.7 to comply with the requirements of the insurers or of any statute (existing or to be passed) or Competent Authority that relate to the Building and for which no tenant is directly liable

     15.1.8 to provide any other service relating to or for the benefit of the Building or any part of it that the Landlord considers appropriate in accordance with the principles of good estate management

     15.1.9 to provide all above services in a reasonably efficient and economic manner.


     15.1.10 to use all reasonable endeavours to have the Superior Landlord comply with its obligations under the Superior Lease and to comply with the Lessees covenants therein

15.2 Qualified nature of the Landlord's covenants
     ---------------------------------------------

The Landlord will not be liable to the Tenant for any breach of its obligations in clause 15.1 where the breach was caused by something beyond the Landlord's control (provided the Landlord uses all reasonable endeavours to remedy the breach) except to the extent that the breach:

*    could have been prevented or

*    its consequences could have been lessened or

* the time during which its consequences were experienced could have been shortened by the exercise of reasonable skill by the Landlord or th0se undertaking the obligation on its behalf

15.3 Payment of service charge: definitions
     --------------------------------------

In this Lease:

     15.3.1 "Services" means the service facilities and amenities mentioned in clause 15.1

     15.3.2 "Net Expenditure" means the difference between Gross Expenditure and Income


     15.3.3    "Gross Expenditure" means:


               15.3.3.1 the costs and expenses incurred by the Landlord (and any VAT paid by the Landlord unless the VAT is recovered by the Landlord) in and incidental to providing the Services

               15.3.3.2 all Other Expenses reasonably incurred by the Landlord and any VAT paid by the Landlord in relation to these expenses unless the VAT is recovered by the Landlord

     15.3.4    "Other Expenses" means:

               15.3.4.1 the reasonable and proper charges and disbursements of managing agents (up to a maximum of 5% of the Rent) retained by the Landlord to undertake on behalf of the Landlord any of its obligations under this Lease and generally to be responsible for the management administration security maintenance and protection of the Building

               15.3.4.2 the reasonable and proper charges and disbursements of the Landlord's surveyor in respect of any of the functions undertaken by him in relation to the Services and Other Expenses and of the chartered accountant referred to below

               15.3.4.3 the reasonable and proper operating costs and Outgoings in respect of any parts of the Building that are provided by the Landlord from time to time for the maintenance and upkeep of the Building and the provision of the Services

               15.3.4.4 the reasonable and proper charges and disbursements properly incurred by the Landlord in determining the full cost of reinstatement of the Building for insurance purposes (but not more than once in every three year period)

               15.3.4.5 the cost of electricity gas oil or other fuel and water used in connection with the provision of the Services

               15.3.4.6 Outgoings that are charged assessed or imposed upon the whole of the Building or on parts of the Building not being Lettable Areas

               15.3.4.7 any amount which the Landlord may be properly called upon to pay under the Superior Lease as a contribution towards the expense of repairing maintaining improving or cleaning anything used exclusively by the Building or its occupiers or by the Building or its occupiers and any neighbouring property and the occupiers of that property

               15.3.4.8 the cost of making representations against or otherwise contesting any notice request direction order certificate or assessment served or issued by a Competent Authority for which no tenant is directly liable or a proposal of a Competent Authority that relates to or that would materially affect the Building (or any part of it) in the reasonable opinion of the Landlord unless such would be directly contrary to the Tenants business interests in pursuing its use and enjoyment of the Property for its permitted use

               15.3.4.9 the cost of abating a nuisance to any part of the Building so far as the abatement is riot the direct responsibility of any tenant

               15.3.4.10 the exercise of supplying to the tenants any regulations relating to the Building

               15.3.4.11 the costs where these Cannot be recovered from another person of enforcing any claim or taking or defending any proceedings that the Landlord may at its reasonable discretion take or defend in relation to the Building including (for example) any:

                              * against contractors consultants architects consulting engineers surveyors or others employed or engaged in connection with the Services

                              * to establish preserve or defend any rights amenities or faci1ities used or enjoyed by occupiers of the Building or to which they may be entitled

               15.3.4.12 any excess which may be deducted by the insurer on a claim made by the Landlord under a policy effected by the Landlord in accordance with clause 14.1

               15.3.4.13 any other sum reasonably and properly incurred by the Landlord in connection with the Building provided such sum is incurred in the interest of good estate management


PROVIDED ALWAYS that the Tenant shall not be required to contribute to the costs incurred by the Landlord and there shall be excluded from the items comprising the service charge:

(a) any liability or expense for which the Tenant or the Tenants or occupiers of the Building may be individually responsible under the terms of the Leases or other arrangements under which they use or occupy the Building;

(b) any sum or sums incurred by the Landlord in repairing replacing or renewing the structure of the Building (or any part thereof) or the Conducting Media serving the Building or the Common Parts or otherwise arising out of any latent defect in the Building due to its design or attributed to the manner of itS construction;

(c) any sum or sums incurred by the Landlord in complying with any statutory provision regulation by-law or other requirement having force of law including (but not limited to) the cost of putting the Property and/or the Building into compliance with the provisions of the Planning Acts, Building Regulations, the Fire Services Northern Ireland Order 1984 and/or any similar or equivalent legislation now existing or in the future to be passed.

15.3.5 "Income" means:

               15.3.5.1 any money received from an insurance policy which the Landlord was obliged to take out by virtue of this Lease or has taken out where the Landlord has incurred expense as part of the Gross Expenditure in making good the insured toss or arising as compensation for insured damage

               15.3.5.2 any money recovered from any person (other than the service charge paid by the tenants in the Building) in relation to the Landlord's obligations under this Lease where the Landlord has incurred the expense as part of the Gross Expenditure in respect of which the money was recovered.

     l5.3.6 "Accounting Date means 31 December or any other date that the Landlord may nominate

     15.3.7 Provisional Service Charge means the Initial Provisional Service Charge or for subsequent years such sum as may be fixed for each year by the Landlord's Surveyor as a reasonable estimate of the Tenant's Share of the Net Expenditure for that year

     15.3.8 "Lettable Areas" means the accommodation in the Building from time to time let or intended for letting by the Landlord

15.4 Payment of service charge
     ------------------------

     15.4.1 The Tenant must pay to the Landlord the Provisional Service Charge without any deduction or set-off by equal quarterly payments on the days upon which the Rent is payable under this Lease (this sum to be treated as rent) and the full quarterly installment of the Provisional Service Charge must be paid in advance for the quarter during which the Term will expire

     15.4.2 The first payment of the Initial Provisional Service Charge for the period beginning on the Service Charge Commencement Date arid ending on the day before the next rent day is due on the date of this Lease or the Service Charge Commencement Date whichever is the later

     15.4.3 As soon as possible after every Accounting Date the Landlord will prepare and supply to the Tenant an account:

               15.4.3.1 showing the Net Expenditure the Gross Expenditure and any Income for the period ending on the Accounting Date the Landlord referred to in the account

               15.4.3.2 containing a fair summary of the items referred to in it

               15.4.3.3 audited by a chartered accountant or other person who is qualified by virtue of the Companies (Northern Ireland) Order 1990 Article 28 for appointment as auditor of a company

               15.4.3.4 including a certificate by the Landlord's Surveyor of the Tenant's Share of the Net Expenditure for that period

     15.4.4 This account will be conclusive evidence for the purposes of this Lease of all matters of fact referred to in it save for manifest error

     15.4.5 In the case of the first Accounting Date after the Service Charge Commencement Date if the proportion of the Tenant's Share of the Net Expenditure shown in the account apportioned on a daily basis for the period from the Service Charge Commencement

               Date to the first Accounting Date:

               15.4.5.1 exceeds the amount already paid as Provisional Service Charge prior to the first Accounting Date the Tenant must pay to the Landlord as rent the excess on demand

               15.4.5.2 is less than the amount already paid as Provisional Service Charge prior to the first Accounting Date the Landlord will credit the excess to the Tenant against the next quarterly payment of Rent and Provisional Service Charge

     15.4.6 In the case of every subsequent Accounting Date if the Tenant's Share of the Net Expenditure shown in the account for the period beginning on the day after the previous Accounting Date and ending on that Accounting Date:

               15.4.6.1 exceeds the amount paid as Provisional Service Charge during that period the Tenant must pay to the Landlord as rent the excess on demand

               15.4.6.2 is less than the amount paid as Provisional Service Charge during that period the Landlord will credit the excess to the Tenant against the next quarterly payment of Rent and Provisional Service Charge

     15.4.7 The preceding clause will also apply to the year in which the Term expires with adjustment either way after apportionment of the Tenant's Share of the Net expenditure on a daily basis.

16   Forfeiture

16.1 A "Forfeiting Event' is any of the following:

     16.1.1 any Rent or sum regarded as rent for the purposes of this Lease is outstanding for twenty-one days after becoming due whether formally demanded or not

     16.1.2    a breach by the Tenant of any of the provisions of this Lease

     16.1.3 the Tenant has any distress or execution levied on its goods at the Property

     16.1.4    the Tenant is Insolvent

16.2 "Insolvent" for the purposes of this Lease means:

     16.2.1    in relation to a company any of the following;

     * it is deemed unable to pay its debts as defined in the Insolvency (Northern Ireland) Order 1989 (referred to in this clause us "the Order") article 103

     * a proposal is made for a voluntary arrangement under Part II of the Order

     * a petition is presented for an administration order under Part III of the Order

     *    a receiver administrative receiver or manager is appointed

     * it goes into liquidation as defined in article 70 of the Order (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction of a solvent company)

     *    a provisional liquidator is appointed under article 115 of the Order

     16.2.2    in relation to an individual any of the following:

     * he is deemed unable to pay his debts as defined in article 242 of the Order

     * an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Order or

     * a bankruptcy petition is presented to the court or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Order or

     *    he enters into a deed of arrangement

16.3 Whenever a Forfeiting Event exists the Landlord may enter the Property (or any part of it) at any time even if a previous right of re-entry has been waived and then the Term will end but without affecting any rights that either party may have against the other including (for example) the breach under which the re-entry is made


17   Miscellaneous

17.1 Representations
     ---------------

The Tenant acknowledges that it has not entered into this Lease in reliance on any representation made by or on behalf of the Landlord

17.2 Exclusion of use warranty
     -------------------------

Nothing in this Lease or in any consent granted by the Landlord implies that the Property may be used for any particular purpose

17.3 Disputes with adjoining owners
     -------------------------------

If any dispute relating to the Property arises between the Tenant and the occupiers of other parts of the Building it will be determined by the Landlord's surveyor

17.4 Covenants relating to Adjoining Premises
     ----------------------------------------

Nothing contained in or implied by this Lease gives the Tenant the benefit of or the right to enforce (Or to prevent the release or modification of) any covenant or condition entered into by any tenant

17.5 Effect of waiver
     -----------------

Each of the Tenant's covenants will remain in force even if the Landlord has waived or temporarily released that covenant or waived or released a similar covenant in a lease of other parts of the Building or Adjoining Premises

17.6 Rights and easements
     --------------------

     17.6.1 The Tenant will not during the Term acquire or become entitled to any easement over other parts of the Building or any Adjoining Premises

     17.6.2 Any easement exercised over any Adjoining Premises will be regarded as being exercised by virtue of a determinable licence from the Landlord

17.7 Extension of Term
     -----------------

If after the expiry of the Term there is a period of holding over extension or continuance (whether by agreement or operation of law):

     17.7.1 the provisions of this Lease will apply to that period and the expression "Term" will be construed accordingly

     17.7.2 all obligations of a periodical nature will apply at the same intervals as those specified in this Lease

17.8 Perpetuity period
     -----------------

The perpetuity period applicable to this Lease is eighty years beginning on the date of this Lease and whenever in this Lease either party is granted a future interest it must vest within that period and if it has not it will be void for remoteness

17.9 Compensation
     ------------

Any statutory right of the Tenant to compensation from the Landlord on vacating the Property is excluded from this letting to the extent that the law allows

17.10 Tenant's possessions
      --------------------

If after the Tenant has vacated the Property on the expiry of the Term any of the Tenant's possessions remain on the Property and the Tenant fails to remove them within seven days after being requested it writing by the Landlord to do so or if the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt:

     17.10.1 the Landlord may as the agent of the Tenant sell the possessions and the Tenant indemnifies the Landlord against any liability incurred by it to any third party whose possessions have been sold by the Landlord in the mistaken belief (which will be presumed) that the possession belonged to the Tenant.

     17.10.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord may keep the proceeds of sale unless the Tenant claims them within ninety days of vacation of the Property

     17.10.3 the Tenant will be responsible for and will indemnify the Landlord against any damage caused to the Property by the possessions and any Losses suffered by the Landlord as a result of the presence of the possessions on the Property after the Tenant has vacated the Property on the expiry of the Term

17.11 Landlord's surveyor
      -------------------

Whenever this Lease provides for questions to be referred to or issues to be determined by the Landlord's surveyor:

     17.11.1 the term "in the absence of agreement" means in the absence of agreement between the Landlord and the Tenant

     17.11.2 in making his determination he will be acting as an expert and not as an arbitrator and the determination will be final and conclusive

     17.11.3 his fees and disbursements for making the determination will be paid or as he directs as being fair and reasonable in the light of his determination having regard to the nature of the dispute and the views of the parties expressed to him prior to his determination

     17.11.4 he must be an Associate or Fellow of the Royal Institution of Chartered Surveyors (Northern Ireland Branch)

17.12  Tenant's option to break
       ------------------------

if the Tenant wishes to determine this Lease on the expiry of the third year of the Term and shall give to the Landlord not less than six months notice in writing to that effect (time to be of the essence) and shall up to the time of such determination pay the rents reserved by and perform and observe the covenants contained in this Lease then upon the expiry of the third year of the Term this Lease shall immediately cease and determine

17.13 No Agreement for Lease
      ----------------------

It is hereby certified that there is no agreement for Lease to which this Lease gives effect.


18 Notices

18.1 A notice under this Lease must be in writing and unless the receiving party or its authorised agent acknowledges receipt is valid if (and only if) it:

     18.1.1 is given by hand or sent by registered post or recorded delivery or sent by fax provided a confirmatory copy is on the same day given by hand or sent by registered post or recorded delivery and

     18.1.2    is served:

     * where the receiving party is a company incorporated within Northern Ireland at its registered office or

     * where the receiving party is the Tenant and the Tenant is not such a company at the Property or

     * where the receiving party is the Landlord and the Landlord is not such a company at the Landlord's address shown in this Lease or at any address specified in a notice given by the Landlord to the Tenant

18.2 Unless it is returned through the Post Office undelivered a notice sent by registered post or recorded delivery is to be treated as served on the third working day after posting whenever and whether or not it is received

18.3 A notice sent by fax is to be treated as served on the day upon which it is sent or the next working day where the fax is sent after 4 pm or on a day that is not a working day whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the Post Office undelivered

18.4 The term "working day" means a day when the Northern Ireland clearing banks are open for business in Belfast

18.5 If the receiving party consists of more than one person a notice to one of them is notice to all


19.  Rent Deposit

19.1 The Tenant shall pay on executing this Lease the sum of (pound) 3,75O.0O by way of rental deposit ("the Rent Deposit") to the Landlord who shall hold same as security against any failure by the Tenant to pay

     19.1.1    The whole or any part of the Rents

     19.1.2    Any money, including interest, payable pursuant to the Lease, or

     19.1.3 Any expense incurred by the Landlord or due to the Landlord resulting from (1) any failure by the Tenant to observe and perform the Tenants covenants and obligations and the conditions contained in the Lease (2) the determination of the Lease before the end of the term by forfeiture, the disclaimer of any liquidator or trustee in bankruptcy of the estate of the Tenant, or otherwise than by an agreement, whether or not any formal demand has been made.

19.2 The Rent Deposit shall be held by the Landlord until whichever is the earlier of the following

     19.2.1 The date on which all of the following circumstances have occurred, namely

               19.2.1.1 Three months have passed following the end of the Term.

               19.2.1.2 The Landlord has been given vacant possession of the Premises, and

               19.2.1.3 He has confirmed in writing, such confirmation not to be unreasonably upheld, That the Landlord has no claim for breach of any of the terms of the Lease, or

     19.2.2 The date on which the Tenant assigns the Lease with the consent of the Landlord in accordance with Clause 10.3 to an assignee who is acceptable to the Landlord, who on or before the date of the assignment to him has placed with the Landlord for deposit an amount equal to the sum, that ought in accordance with this Clause to have been held by the Landlord by way of the said rent deposit immediately before that date, and who has confirmed that he is bound to comply with the provisions of this Clause as if he had executed it as the Tenant.

19.3 By the earlier of the date mentioned in Sub Clauses 19.2.1 and 19.2.2 the Rental Deposit must be applied to satisfy all the Landlord's claims arising under the provisions of Clause 19.1 (if any) against the Tenant arising out of default by the Tenant, and any balance must be paid to the Tenant.

19.4 If the Landlord completes the disposal of the legal interest in the whole of the reversion to the Lease to another person "the New Reversioner the, with effect from the date of completion, the Landlord's rights under this Lease in respect of the Rent Deposit are to enure for the benefit of the New Reversioner after the New Reversioner has joined with the Landlord to delivery to the Tenant a duly executed Deed in which the Landlord confirms to the Tenant that he has assigned the benefit of the Rent Deposit to the New Reversioner, and the New Reversioner covenants with the Tenant to be bound by the terms of this clause as. if he had executed it as the Landlord.

19.5 The Landlord may at any time draw on the Rent Deposit an amount not exceeding any sum then due to the Landlord arising out of default by the Tenant as defined by Clause 19.2 if the Landlord has previously given to the Tenant not less than 14 days notice of his intention to make such drawing from the Rental Deposit, specifying the default to which the drawing relates, and the Tenant has not remedied the default complained or before the notice expires.

19.6 If the Tenant objects to the Landlord's intent, expressed pursuant to Clause 19.5 to make a drawing from the Rent Deposit, and gives written reasons for his objection within the period referred to in Clause 19.5, then before drawing from the Rental Deposit the Landlord must refer the matter to a Chartered Surveyor acting as an expert, for determination of the amount that may properly be drawn, The person determining the matter is to act as an expert and not as arbitrator and is to have the power to determine the responsibility of the Landlord or the Tenant, or either of them, to pay the costs of the reference, including any legal costs incurred. Failure by the Tenant to pay the costs of the reference properly payable by him within 14 days is to amount to default, and the costs due, after that period, are to attract interest.

19.7 If, before date of termination of the rental deposit in accordance with Clause 19.2, the Landlord draws any money from the Rental Deposit in accordance with Clause 19.5, then the Tenant covenants that he will pay to the Landlord within 21 days an amount equal to the sum so drawn.

19.8 It is hereby agreed and declared that

     19.8.1 The liability of the Tenant pursuant to the Lease is not to be limited to the Rent Deposit

     19.8.2 The Tenant is not to be entitled to withhold money or fair to perform any of his obligations under the Lease because of the existence of the Rent Deposit.

     19.8.3 Subject to the foregoing the Landlord will hold the Rent Deposit in a separately designated account upon trust for the Tenant,

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